                                                                    Exhibit 10am





                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF


                                 BELLATAIRE LLC
                      A Delaware Limited Liability Company





                         Dated: As of November 30, 2005*



---------------------------
* Certain portions of this agreement have been omitted pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE 1           DEFINITIONS..................................................................................1

         1.01       Definitions..................................................................................1
         1.02       Construction................................................................................11

ARTICLE 2           ORGANIZATION................................................................................11

         2.01       Formation...................................................................................11
         2.02       Name........................................................................................11
         2.03       Registered Office; Registered Agent; Principal Office in the United States;
                    Other Offices...............................................................................11
         2.04       Business of the Company.....................................................................11
         2.05       Foreign Qualification.......................................................................12
         2.06       Term........................................................................................12
         2.07       Title to Property...........................................................................12
         2.08       Maintenance of Separate Existence...........................................................12
         2.09       Compliance with Laws........................................................................12

ARTICLE 3           MEMBERSHIP; DISPOSITIONS OF INTERESTS.......................................................13

         3.01       Members; Membership Interests...............................................................13
         3.02       Representations, Warranties and Covenants...................................................13
         3.03       Dispositions and Encumbrances of Membership Interests and Member Equity.....................14
         3.04       Creation of Additional Membership Interest..................................................16
         3.05       Withdrawal..................................................................................16
         3.06       Disclaimer of Duties and Liabilities........................................................16

ARTICLE 4           CAPITAL CONTRIBUTIONS.......................................................................17

         4.01       Capital Contributions.......................................................................17
         4.02       Return of Contributions.....................................................................17
         [*]
         4.04       Capital Accounts............................................................................17
         4.05       Maintenance of Capital Accounts.............................................................17
         4.06       Revaluations of Property....................................................................18
         4.07       Adjustments to Gross Asset Values of Distributed Assets.....................................18
         4.08       Certain Other Adjustments to Gross Asset Values of Property.................................18
         4.09       Compliance with Applicable Treasury Regulations.............................................18
         4.10       Transfers of Interests......................................................................19

ARTICLE 5 DISTRIBUTIONS AND ALLOCATIONS.........................................................................19

         5.01       Computation of Profit and Loss..............................................................19
         [*]
         [*]
         5.04       Special Limitation..........................................................................20
         5.05       Special Allocations.........................................................................20
         5.06       Curative Allocations........................................................................22
         5.07       Other Allocation Rules......................................................................22
         5.08       Allocation of Tax Items.....................................................................23
         [*]
         5.10       Amounts Withheld............................................................................23
         5.11       Liability for Distributions.................................................................24
         5.12       Distributions in Kind.......................................................................24

ARTICLE 6           MANAGEMENT..................................................................................24

         6.01       Board of Directors..........................................................................24
         [*]
         6.03       Special Board Consents......................................................................26
         6.04       Indemnification.............................................................................26
         6.05       Arbitration.................................................................................27

ARTICLE 7           TAXES.......................................................................................27

         7.01       Tax Returns.................................................................................27
         7.02       Tax Elections...............................................................................27
         7.03       Tax Matters Member..........................................................................28

ARTICLE 8           BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS..................................................28

         8.01       Maintenance of Books........................................................................28
         8.02       Reports.....................................................................................28
         8.03       Access to Information.......................................................................29
         8.04       Confidential Information....................................................................30
         8.05       Bank Accounts...............................................................................31

ARTICLE 9           DISSOLUTION, WINDING-UP AND TERMINATION.....................................................31

         9.01       Default.....................................................................................31
         9.02       Dissolution.................................................................................31
         9.03       Winding-Up and Termination..................................................................31
         9.04       Deficit Capital Accounts....................................................................31
         9.05       Certificate of Cancellation.................................................................32

ARTICLE 10          GENERAL PROVISIONS..........................................................................32

         10.01      Offset......................................................................................32

         10.02      Expenses....................................................................................32
         10.03      Notices.....................................................................................32
         10.04      Counterparts................................................................................32
         10.05      Entire Agreement; Superseding Effect........................................................32
         10.06      Publicity...................................................................................33
         10.07      Effect of Waiver or Consent.................................................................33
         10.08      Amendment or Restatement....................................................................33
         10.09      Binding Effect..............................................................................33
         10.10      Governing Law; Severability.................................................................33
         10.11      Further Assurances..........................................................................33
         10.12      Creditors and Other Third Parties...........................................................34
         10.13      Relationship of this Agreement and the Certificate of Formation.............................34
         10.14      Relationship of this Agreement to the Default Rules.........................................34
         10.15      Headings and Captions.......................................................................34

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 BELLATAIRE LLC
                      A Delaware Limited Liability Company


         This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of BELLATAIRE LLC (the "Company"), dated and effective as of November 30, 2005 (the "Effective Date"), is adopted, executed and agreed to, for good and valuable consideration, by Diamond Innovations, Inc., a Delaware corporation ("DI") and Lazare Kaplan International Inc., a Delaware corporation ("LKI").


                                    RECITALS

         WHEREAS, DI and LKI have decided to form the Company for the purpose of conducting directly or indirectly through its Affiliates the business of selling and marketing natural gem diamonds with the intention of improving their color by a high pressure high temperature process developed by the Members or their Affiliates, and currently sold under the Bellataire'TM' brand name [*]; and

         WHEREAS, the Members have agreed to make certain contributions to the Company as set forth herein;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

         Act - the Delaware Limited Liability Company Act, as amended.

         Additional Contribution - as defined in Section 4.01(b).

         Adjusted Capital Account Deficit - with respect to the Capital Account maintained for a Member at the close of any Fiscal Year, the deficit balance in such Capital Account at such time (determined by (i) crediting to such Capital Account the amount of such Member's Deficit Restoration Obligation at that time; and (ii) charging to such Capital Account (x) any adjustments described in
Section 1.7041(b)(2)(ii)(d)(4) of the Treasury Regulations that, at such time, are reasonably expected to be made to such Account, (y) any allocations described in Section 1.704-1(b)(2)(ii)(d)(5) of the Treasury Regulations that, at such time, are reasonably expected to be made to such Member, and (z) any distributions described in
Section 1.7041(b)(2)(ii)(d)(6) of the Treasury Regulations that, at such time, are reasonably expected to be made to such Member.

         Affiliate - with respect to any Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person; and (c) each entity that is under common Control with such Person; provided, however, that DI (or its Affiliates) shall not be considered an Affiliate of LKI (or its Affiliates) nor LKI (or its Affiliates) an Affiliate of DI (or its Affiliates) for the purposes of this Agreement. Affiliation shall have a corresponding meaning.

         Affiliate Agreements - as defined in Section 6.03(a).

         Agreement - this Limited Liability Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance with the provisions of this Agreement.

         [*]

         [*]

         Assignee - any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.03(c).

         Beneficial Ownership - with respect to any security, the power to vote, or direct the vote of, such security and the power to dispose, or direct the disposition of, such security.

         Board of Directors - as defined in Section 6.01.

         Business Day - any day other than a Saturday, a Sunday, or a holiday on which national banking associations are closed in New York, New York.

         BVBA - Bellataire BVBA, a corporation organized under the laws of Belgium.

         Capital Account - the account to be maintained by the Company for each Member in accordance with Section 4.04.

         Capital Contribution - with respect to any Member, the amount of money and the Fair Market Value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

         CEO - as defined in Section 6.01(i).

         Certified Public Accountants - a firm of independent public accountants selected from time to time by the Board of Directors, who initially shall be BDO Seidman, LLP.

         Claim - any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney's fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

         Code - the Internal Revenue Code of 1986, as amended.

         Company - Bellataire LLC.

         Company Business - as defined in Section 2.04(a).

         Company Minimum Gain - the aggregate amount of gain (of whatever character), determined for each Nonrecourse Liability of the Company, that would be realized by the Company if it disposed of the Company property subject to such liability in a taxable transaction in full satisfaction thereof (and for no other consideration) and by aggregating the amounts so computed, determined in accordance with Regulation sections 1.704-2(b)(2), -2(d) and -2(k).

         Complete Control - the possession, directly or indirectly, through one or more intermediaries, of both of the following:

                  (a) (i) in the case of a corporation, all of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to all of the distributions therefrom (including liquidating distributions);
         (iii) in the case of a trust or estate, including a business trust, all of the beneficial interest therein; and (iv) in the case of any other entity, all of the economic or beneficial interest therein; and

                  (b) in the case of any entity, the power and authority to completely control the management of the entity.

         Confidential Information - all information and data (including all copies thereof) related to the business or activities of the Company, including, without limitation, all information and data that is furnished or submitted by any of the Members or their Affiliates, whether oral, written, or electronic, on a confidential basis to the other Members or their Affiliates in connection with the Company, and any and all of the activities and studies relating to the economics or performance of the Company performed pursuant to this Agreement, and the resulting information and data obtained from those studies shall be deemed to be confidential and shall be maintained by each Member and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that (a) is in the public domain at the time of its disclosure or thereafter (other than as a result of a disclosure directly or indirectly by a Member or its Affiliates in contravention of this Agreement); [*]

         Control - the Beneficial Ownership, directly or indirectly, through one or more intermediaries, of either of the following:

                  (a) (i) in the case of a corporation, in excess of 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, or venture, the right to in excess 50% of the distributions therefrom (including liquidating distributions); provided, however, neither LKI nor DI shall be deemed to be in Control of the Company, including, without limitation, at any time a Member is deemed a Non-Delinquent Member; (iii) in the case of a limited partnership, the right to in excess of 50% of the distributions therefrom (including liquidating distributions) or the general partnership interest; (iv) in the case of a trust or estate, including a business trust, in excess of 50% of the beneficial interest therein; and (v) in the case of any other entity, in excess of 50% of the economic or beneficial interest therein; provided, however, that for the purposes of Section 2.04(c), the applicable threshold, in each of
         (i) through (v) hereof shall be deemed reduced from "in excess of 50%" to "5% or more"; or

                  (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to direct or cause the direction of the management and policies of the Company; provided, however, neither LKI nor DI shall be deemed to be in Control of the Company, including, without limitation, at any time a Member is deemed a Non-Delinquent Member.

         Debt - of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services that in accordance with GAAP would be shown as a liability on the balance sheet of such Person (other than accounts payable that are payable not more than one (1) year after the date of incurrence), (d) all capitalized lease obligations of such Person, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than any such obligations that relate to the purchase of raw materials or other materials used in the Company Business in the ordinary course), (f) all Debt of others referred to in clauses (a) through (e) above guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell service (which agreement, in the case of clauses (i) and (ii), is entered into primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss), or (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), and (g) all Debt referred to in clauses (a) through (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. Notwithstanding the foregoing, Capital Contributions made pursuant to Article IV shall not be considered Debt of any Person.

         Debt Instruments - as defined in Section 3.03(f).

         Default - the failure of (a) a Member to (i) pay its Initial Contribution, as set forth in Section 4.01(a) hereof, within ten (10) Business Days after the same is due; (ii) pay any Additional Contributions after having agreed to make such contribution in accordance with the terms and conditions set forth in Section 4.01(b) hereof, and such non-payment remains outstanding for ten (10) Business Days; (iii) comply in any material respect with any of its material agreements, covenants or obligations under this Agreement and, to the extent curable, such failure shall have continued uncured for thirty (30) days after written notice by the Company or another Member or
(iv) comply in any material respect with any of its material agreements, covenants or obligations under the Affiliate Agreements and, to the extent curable, such failure shall have continued uncured for thirty (30) days after written notice by the Company or another Member; or (b) the failure of any representation or warranty made by a Member in this Agreement to have been true and correct in all material respects at the time it was made, and, to the extent curable, such failure shall continue uncured for thirty (30) days after written notice by the Company or another Member.

         Default Rule - a rule provided by the Act that (i) structures, defines or regulates the finances, governance, operations or other aspect of a limited liability company formed under the Act, and (ii) applies except to the extent it is negated or modified through the provisions of a limited liability company's certificate of formation or operating agreement.

         Defaulting Party - as defined in Section 9.01.

         Deficit Restoration Obligation - with respect to any Member at the end of any Fiscal Year, the amount such Member is obligated to restore under applicable law or pursuant to any provision of this Agreement on account of a deficit balance in such Member's Capital Account or is deemed obligated to restore under Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations (determined after taking into account any changes in the Minimum Gain and the Member Minimum Gain during such Fiscal Year).

         Delaware Certificate - as defined in Section 2.01.

         Delinquent Member - as defined in Section 4.01(c).

         Depreciation - for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method reasonably selected by the Board of Directors. Notwithstanding the preceding, if the remedial allocation method is used, Depreciation shall be computed as required under Treasury Regulation Section 1.704-3(d)(2).

         DI - as defined in the Introductory paragraph.

         DI BA - DI Bahamas Inc., an international business company organized under the laws of the Bahamas.

         Director - as defined in Section 6.01(a)(i).

         Dispose, Disposing or Disposition - with respect to any asset (including a Membership Interest or any portion thereof), a direct or indirect sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, interstate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity's business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

         Disposing Member - a Member making a Disposition.

         Dissolution Event - as defined in Section 9.02(a).

         [*]

         Domestic - Bellataire Domestic LLC, a Delaware limited liability company.

         Effective Date - as defined in the introductory paragraph.

         Encumber, Encumbering, or Encumbrance - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

         Excess Nonrecourse Liabilities - at any time, means the nonrecourse liabilities of the Company not allocated under paragraphs (a)(1) and (a)(2) of
Section 1.752-3 of the Treasury Regulations.

         Fair Market Value - of Membership Interests or other property, as the case may be, means the cash price that an unaffiliated third party would pay to acquire such Membership Interests or other property in an arm's-length transaction as reasonably determined by the Board of Directors or by a valuation expert as specified in this Agreement.

         Financing Documents - any term or revolving credit facilities or other debt instruments entered into from time to time by the Company.

         Fiscal Year - the year on which the financial statements of the Company shall be based, which shall be a fiscal year ending May 31.

         [*]

         GAAP - at any time, (i) generally accepted accounting principles, as set forth in opinions of the accounting principles board of the American Institute of Certified Public Accountants and in the Financial Accounting Standards Board Statements that are then applicable; and (ii) where not inconsistent with such opinions and statements, as set forth in other American Institute of Certified Public Accountants publications and guidelines or which otherwise arise by custom for a particular industry.

         [*]

         Gross Asset Value - at any time (i) with respect to any asset whose Gross Asset Value has not been adjusted pursuant to Section 4.06 or Section 4.08, the Initial Gross Asset Value of such asset, adjusted by the depreciation (or cost recovery) or amortization taken into account with respect to such asset for purposes of determining Profit and Loss; and (ii) with respect to any asset whose Initial Gross Asset Value has been adjusted pursuant to Section 4.06 or
Section 4.08, the Gross Asset Value of such asset immediately following the last such adjustment, adjusted by the depreciation (or cost recovery) or amortization taken into account subsequent to such adjustment with respect to such asset for purposes of determining Profit and Loss.

         Governmental Authority (or Governmental) - a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

         Imputed Tax Liability - with respect to any Member at the end of any period, the aggregate Income Tax Liability such Member would have incurred for all taxable years ending after the Effective Date (determined as if (i) the only items of income, gain, loss, deduction or credit recognized by such Member for any such taxable year were those attributable to his ownership of his Interest and (ii) such Member were subject to tax at the Marginal Income Tax Rate for each such taxable year).

         Income Tax Liability - with respect to any Member for any taxable year, the total amount of federal, state and local taxes payable by such Member for such taxable year.

         Initial Contribution - as defined in Section 4.01(a).

         Initial Gross Asset Value - (i) in the case of an asset that is contributed to the Company, the gross fair market value of such asset on the contribution date, as determined by the Board of Directors; and (ii) in the case of any other asset, the basis of such asset at the time it as acquired by the Company (as determined for federal income tax purposes).

         [*]

         International - Bellataire International LLC, a Delaware limited liability company.

         International Interests - the membership interests in International.

         Issuance Item - any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Interests by the Company.

         [*]

         Law - any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

         [*]

         [*]

         LKI - as defined in the Introductory paragraph.

         LKI BA - LKI Bahamas Ltd., an international business company organized under the laws of the Bahamas.

         [*]

         Loss -for any Fiscal Year, an amount equal to the loss incurred by the Company determined in accordance with Section 5.01).

         Marginal Income Tax Rate - for any taxable year, the combined rate of federal, state and local tax to which the last dollar of taxable income of a person would be subject if such dollar were subject to tax at the highest rate applicable to an individual residing in New York City who derived all of his gross income from sources within such City.

         Mediators - [*]

         Member - any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

         Member Nonrecourse Debt - means any liability of the Company that is a partner nonrecourse debt (as that term is defined by Section 1.704-2(b)(4) of the Treasury Regulations).

         Member Nonrecourse Deductions - for any Fiscal Year, the partner nonrecourse deductions of the Company for such Fiscal Year (determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations).

         Membership Interest - with respect to any Member, (a) that Member's status as a Member; (b) that Member's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company, including through the Board of Directors; and

(d) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.

         Minimum Gain - at the close of any Fiscal Year, the minimum gain of the Company (determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations).

         Net Cash Flow - for any Fiscal Year, the sum of (x) the excess of (A) the gross cash proceeds received by the Company in such Fiscal Year (including the net cash proceeds from all sales and other dispositions and refinancings of assets), over (B) the portion of such proceeds used in such Fiscal Year to pay or establish reserves for expenses, debt payments, capital improvements, replacements and contingencies, and (y) any reductions in such Fiscal Year of previously established reserves.

         Non-Delinquent Member - as defined in Section 4.01(c).

         Non-Transferred Membership Interests - as defined in Section
3.03(f)(ii).

         Nonrecourse Deductions - for any Fiscal Year, the nonrecourse deductions of the Company for such Fiscal Year (determined in accordance with Section 1.704-2(b)(1) of the Treasury Regulations).

         Nonrecourse Liability - any liability (or portion thereof) for which no Member or a related person (as defined in Regulation section 1.752-4(b)) bears the economic risk of loss for that liability under Regulation section 1.752-2.

         [*]

         [*]

         [*]

         [*]

         [*]

         Officer - any Person designated as an officer of the Company as provided in Section 6.01(i), but such term does not include any Person who has ceased to be an officer of the Company.

         Outside Activities - as defined in Section 2.04(b).

         Patents - as defined in Section 1.1 of the Technology Transfer Agreements.

         Person - any natural person, partnership (whether general or limited), trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a limited liability company or foreign limited liability company and includes a Governmental Authority and any other entity.

         [*]

         [*]

         Profits - for any Fiscal Year, the amount equal to the profit of the Company for such Fiscal Year (determined in accordance with Section 5.01).

         Prospective Seller - as defined in Section 3.03(f)(i).

         Regulatory Allocations - collectively, the allocations set forth in Sections 5.03 and Section 5.05 (other than the allocation set forth in Section 5.05(h)).

         [*]

         Sole Discretion - a Member's sole and absolute discretion, with or without cause, and subject to whatever limitations or qualifications the Member may impose.

         [*]

         Tax Distributions - as defined in Section 5.09(a)(i).

         Term - as defined in Section 2.06.

         [*]

         [*]

         [*]

         Treasury Regulations - the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

         [*]

         Wholly-Owned Affiliate - with respect to any Person, (a) each entity that such Person Completely Controls; (b) each Person that Completely Controls such Person; and (c) each entity that is under common Complete Control with such Person.

         Other terms defined herein have the meanings so given them.

         1.02 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes and each of which shall be revised from time to time as required by the terms of this Agreement; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; and (f) and use of the word "including" shall be interpreted as "including without limitation". The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.


                                    ARTICLE 2
                                  ORGANIZATION

         2.01 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation, dated as of August 8, 2005 (the "Delaware Certificate"), with the Secretary of State of Delaware pursuant to the Act.

         2.02 Name. The name of the Company is "Bellataire LLC" and all Company business must be conducted in that name or such other name that complies with Law as the Board of Directors may select.

         2.03 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Board of Directors may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Board of Directors shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

         2.04 Business of the Company.

         (a) [*] The Company Business may be conducted directly by Company or indirectly through its Affiliates. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any incidental powers and privileges necessary or convenient to the conduct, promotion or attainment of the Company Business.

         [*]

         2.05 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Directors, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.06 Term. [*]

         2.07 Title to Property. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property.

         2.08 Maintenance of Separate Existence. The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company's assets with those of any Affiliate of the Company or any other Person. In furtherance, and not in limitation, of the foregoing, the Company shall not:

                  (a) Authorize or permit any Person other than the CEO to act on its own behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited liability company's members or managing member would customarily be responsible;

                  (b) Fail (i) to maintain or cause to be maintained by an agent under the Company's control physical possession of all its books and records, (ii) to maintain capitalization adequate for the conduct of its business, (iii) to account for and manage all of its liabilities separately from those of any other Person, including payment by it of administrative expenses and taxes, other than income taxes, from its own assets, or (iv) to identify or cause to be identified separately all of its assets from those of any other Person;

                  (c) Commingle, or permit the commingling of, its funds with the funds of any Member or any Affiliate of any Member or use its funds for other than the Company's uses; or

                  (d) Maintain, or permit the maintenance of, joint bank accounts or other depository accounts to which any Member would have independent access.

                  2.09 Compliance with Laws. Each Member shall in implementing this Agreement and in its activities relating to any activity contemplated hereunder fully comply, and shall cause its employees and agents fully to comply, with all laws and regulations of the United States and any other relevant jurisdiction, including, without limitation, the Kimberley Process

Certification Scheme, the World Diamond Congress resolutions pertaining to the industry system of self-regulation and warranties, the USA PATRIOT ACT, the Foreign Corrupt Practices Act, and the Sarbanes-Oxley Act, whether or not such party has an obligation independent of this Agreement to observe such laws.


                                    ARTICLE 3
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.01 Members; Membership Interests.

                  (a) Members. The Members are executing this Agreement as of the date of this Agreement as Members, each of which is admitted to the Company as a Member effective contemporaneously with the execution by such Person of this Agreement.

                  (b) Membership Interests.

                           (i) [*] The aggregate number of Membership Interests
available for issuance shall be adjusted from time to time by the Board of Directors to account for any new Members admitted in accordance with Section 3.04.

                           (ii) Each Membership Interest shall be entitled to
one vote on any matter requiring the vote, agreement or consent of the Members. All Membership Interests shall have identical rights in all respects as all other Membership Interests except as otherwise specified in this Agreement. Each Member hereby agrees that its interest in the Company and in its Membership Interests shall for all purposes be personal property.

                           (iii) Membership certificates of the Company shall be
in such form as shall be approved by the Members and shall be signed in the name of the Company by an officer of the Company. Transfers of Membership Interests pursuant to Section 3.03 hereof shall be made only upon the books of the Company by the holder of the Membership Interest in person or by its duly authorized attorney, and on the surrender of the certificate or certificates for the same number of Membership Interests, properly endorsed.

                           (iv) No Member shall be liable for the Debts,
obligations or liabilities of the Company, unless such liability is expressly agreed to in writing by such Member. Other than as set forth in Article 4, a Member is not obligated to make any Initial Contributions or Additional Contributions.

         3.02 Representations, Warranties and Covenants.

                  (a) Each Member hereby represents, warrants and covenants to the Company and the other Members that the following statements are true and correct as of the date such Person becomes a party to this Agreement and shall be true and correct at all times that such Person is a Member:

                           (i) that Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance when due of this Agreement by that Member have been duly taken or will be taken by the date that performance is due;

                           (ii) that Member and each of the Affiliates of such Member has duly executed and delivered this Agreement, the Affiliate Agreements and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms; and

                           (iii) that the authorization, execution, delivery and performance of this Agreement [*] by the Member [*] does not and will not (x) conflict with, or result in a breach, default or violation of,
         (A) the organizational documents of such Member, (B) any contract or agreement to which that Member is a party or is otherwise subject, or
         (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (y) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied or will be satisfied by the date when required for performance hereunder.

                  [*]

         3.03 Dispositions and Encumbrances of Membership Interests and Member Equity.

                  (a) General Restriction; Legend. A Member may not Dispose of or Encumber all or any portion of its Membership Interest except in strict accordance with this Section 3.03. References in this Section 3.03 to Dispositions or Encumbrances of a "Membership Interest" by any Person shall also refer to Dispositions or Encumbrances of (i) a portion of a Membership Interest and (ii) the equity interests in or assets of any Person as to which the Membership Interest constitutes (either directly or indirectly) all or substantially all of such Person's assets. Any attempted Disposition or Encumbrance of a Membership Interest, other than in strict accordance with this
Section 3.03, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions and the uniqueness of the Company business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 3.03 may be enforced by specific performance. The Company shall affix to each certificate evidencing Membership Interests issued to Members a legend in substantially the following form:

         "THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

         THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF NOVEMBER 30, 2005, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. NO REGISTRATION OF TRANSFER OF THESE MEMBERSHIP INTERESTS WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

                  [*]

                   (c) Admission of Assignee as a Member. An Assignee has the right to be admitted to the Company as a Member, only if (i) the Disposing Member making the Disposition has granted the Assignee the Disposing Member's entire Membership Interest and (ii) such Disposition is effected in strict compliance with this Section 3.03.

                  (d) Requirements Applicable to All Dispositions and Admissions. In addition to the requirements set forth in this Section 3.03, any Disposition of a Membership Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with:

                           (i) Disposition Documents. The following documents
must be delivered to the Board of Directors and must be satisfactory, in form and substance, to the Board of Directors:

                                    (A) Disposition Instrument. A copy of the
instrument pursuant to which the Disposition is effected.

                                    (B) Ratification of this Agreement. An
instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(d)(i)(A): (i) the notice address of the Assignee; (ii) if applicable, the controlling entities of the Assignee; (iii) the Membership Interests after the Disposition of the Disposing Member and its Assignee (which together must total the Membership Interests of the Disposing Member before the Disposition); (iv) the Assignee's ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (v) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission is being made in accordance with all applicable Laws.

                                    (C) Amended LLC Agreement. An amended
Agreement governing the rights and obligations of the Members, and making such changes to this Agreement as are made necessary by the Disposition. Any and all costs incurred in connection with such amendment of this Agreement (including all attorneys' fees) shall be borne by the Member Disposing of its Membership Interest.

                           (ii) No Release. No Disposition of a Membership
Interest shall effect a release of
the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

                  [*]

         3.04 Creation of Additional Membership Interest. Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, with the unanimous consent of the Members, on such terms and conditions as the Members may unanimously determine at the time of admission. The terms of admission or issuance must specify the Membership Interests applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers and duties. The Board of Directors may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers and duties. Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member, the Assignee's ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Section 3.03.

         3.05 Withdrawal. A Member may not withdraw or resign from the Company unless unanimously agreed to in writing by all other Members.

         3.06 Disclaimer of Duties and Liabilities.

                  (a) NO MEMBER SHALL OWE ANY DUTY (INCLUDING ANY FIDUCIARY
DUTY) TO THE OTHER MEMBERS OR TO THE COMPANY, OTHER THAN THE DUTIES THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

                  (b) NO MEMBER SHALL BE LIABLE (WHETHER IN CONTRACT, TORT OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT A MEMBER SHALL BE LIABLE FOR ANY CLAIMS BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER) ARISING FROM OR RELATED TO FRAUDULENT ACTS OR WILLFUL MISCONDUCT OF THE MEMBER.

                  (c) THE OBLIGATIONS OF THE MEMBERS UNDER THIS AGREEMENT ARE OBLIGATIONS OF THE MEMBERS ONLY, AND NO RECOURSE

SHALL BE AVAILABLE AGAINST ANY OFFICER, DIRECTOR OR AFFILIATE OF ANY MEMBER, EXCEPT AS PERMITTED UNDER APPLICABLE LAW.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         4.01 Capital Contributions.

                  (a) Each Member shall contribute to the Company on the date hereof an initial contribution as set forth in Exhibit A (the "Initial Contribution"). No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement. [*] Each Member hereunder is solely responsible for making its own Capital Contributions.

         [*]

         4.02 Return of Contributions. Except as otherwise expressly provided herein, no Member will be permitted to borrow, make an early withdrawal of, or demand or receive a return of any Capital Contributions. [*] Except as otherwise provided herein, the Members shall be liable only to make their Capital Contributions pursuant to this Article IV, and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to this Article IV, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member or transferee.

         4.03 [*]

         4.04 Capital Accounts. A single Capital Account shall be established on the books of the Company for each Member.

         4.05 Maintenance of Capital Accounts. The Capital Account established for any Person shall be maintained in accordance with the following rules.

                  (a) Basic Rules. The Capital Account established for any Member shall be (i) credited with (A) such Member's Capital Contributions, (B) such Member's allocable share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.05 or
Section 5.06, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member by the Company; and (ii) charged with (A) the amount of money and the Adjusted Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member's allocable share of Losses and any items in the nature of expense or loss that are specially allocated to such Member pursuant to Section 5.04, 5.05 or Section 5.06, and (C) the amount of such Member's liabilities assumed by the Company or that are secured by any property contributed to the Company by such Member.

                  (b) Treatment of Liabilities. The amount of any liability shall be determined for purposes of this Section 4.05 taking into account
Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

                  (c) Treatment of Certain Promissory Notes. If a promissory note (other than a note that is readily tradable on an established securities market) is contributed to the Company by the Person who is the maker of such note, such Person's Capital Account shall be credited on account of the contribution of such note only when there is a taxable disposition of such note by the Company or when the maker makes principal payments on such note.

                  (d) Defaulted Capital Contributions. The Capital Account of the Delinquent Member shall be debited the amount of interest paid or accrued pursuant to Section 4.02.

         4.06 Revaluations of Property. The Gross Asset Values of all Company assets shall be adjusted to their respective gross fair market values (taking
Section 7701(g) of the Code into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis amount of money or other property;
(ii) the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; and (iv) the issuance by the Company of more than a de minimis interest therein as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a membership capacity, or by a new Member acting in a membership capacity or in anticipation of becoming a Member, provided, however, that adjustments made at the times described in clauses (i), (ii) and (iv) of this
Section 4.06 shall be made only if the Board of Directors reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The determination of the Gross Asset Values of all Company assets for purposes of this Section 4.06 shall be made by the Board of Directors.

         4.07 Adjustments to Gross Asset Values of Distributed Assets. The Gross Asset Values of any asset distributed to a Member by the Company shall be adjusted to the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the distribution date, as determined by the Board of Directors.

         4.08 Certain Other Adjustments to Gross Asset Values of Property. The Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the tax bases of such assets pursuant to Section 743(b) or
Section 734(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations and Section 5.01(vii) or
Section 5.05(e) of this Agreement; provided, however, that such Gross Asset Values shall not be adjusted pursuant to this Section 4.08 to the extent an adjustment pursuant to Section 4.06 is required in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.08.

         4.09 Compliance with Applicable Treasury Regulations. The provisions of Sections 4.05, 4.06, 4.07 and 4.08 are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such provision. In the event that the Board of Directors determine that it is prudent to modify the manner in which

Capital Accounts, or any credits or charges thereto are computed in order to comply with such Section, they may make such modification, provided it is not likely to have a material effect on the amounts distributable to any Member upon dissolution of the Company. The Board of Directors shall (i) make any adjustments that are necessary or appropriate to maintain equality between their Capital Accounts and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(q) of the Treasury Regulations; and (ii) make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Treasury Regulations.

         4.10 Transfers of Interests. If in any Fiscal Year a Member transfers any or all of its Interest, then such Member's Capital Account (or the portion thereof attributable to the transferred Interest) shall carry over to the transferee.


                                    ARTICLE 5
                          DISTRIBUTIONS AND ALLOCATIONS

         5.01 Computation of Profit and Loss. The Profit (or Loss) for any Fiscal Year shall be an amount equal to the taxable income (or loss) of the Company for such Fiscal Year (computed in accordance with Section 703(a) of the Code), with the following adjustments:

                           (i) any income that is exempt from federal income tax and not otherwise taken into account in computing Profit (or Loss) under this Section 5.01 shall be added to such taxable income (or loss);

                           (ii) any expenditures described in Section
         705(a)(2)(B) of the Code or treated pursuant to Section
         1.704-1(b)(2)(iv)(i) of the Treasury Regulations as expenditures described in such Section of the Code and not otherwise taken into account in computing Profit (or Loss) under this Section 5.01 shall be subtracted from such taxable income (or loss);

                           (iii) in the event the Gross Asset Value of any asset is adjusted pursuant to Section 4.06 or Section 4.08, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit (or Loss);

                           (iv) any gain or loss resulting from the disposition during such Fiscal Year of any asset (in a taxable transaction) shall be computed by reference to the Gross Asset Value of such asset;

                           (v) in lieu of the depreciation (or cost recovery) or amortization with respect to any asset taken into account in computing such taxable income (or loss), there shall be taken into account depreciation (or cost recovery) or amortization in respect of such asset determined by applying the method used by the Company for federal income tax purposes with respect to such asset to the Gross Asset Value of such asset (or if the tax basis of such asset is zero at the beginning of such Fiscal Year, by applying any reasonable method selected by the Board of Directors);

                           (vi) any items in the nature of income, gain, expense or loss that are specially allocated pursuant to Sections 5.05 and 5.06 shall not be taken into account;

                           (vii) to the extent an adjustment to the tax basis of any asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations to be taken into account in determining Capital Accounts a result of a distribution other than in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account in computing Profit (or Loss); and

                           (viii) the amount of interest payable pursuant to
         Section 4.02 shall not be taken into account in determining Profits and Losses.

The amount of the items in the nature of income, gain, expense or loss available to be specially allocated pursuant to Sections 5.05 and 5.06 shall be determined by applying rules analogous to those set forth in this Section 5.01.

         [*]

         [*]

         5.04 Special Limitation. Loss allocated to the Members for any Fiscal Year pursuant to Section 5.03 shall not exceed the maximum amount of such Loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. In the event some but not all of the Members would have such Adjusted Capital Account Deficits as a consequence of an allocation of Loss for a Fiscal Year pursuant to Section 5.03, the limitation set forth in the first sentence of this Section 5.04 shall be applied so as to allocate the maximum permissible amount of such Loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

         5.05 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided by
Section 1.704-2(f) of the Treasury Regulations, if there is a net decrease in the Minimum Gain during any Fiscal Year, there shall be allocated to each Member (before any other allocation is made under this Section 5.05) items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in the Minimum Gain during such Fiscal Year (determined in accordance with Section 1.704-2(g) of the Treasury Regulations). The items to be allocated for any Fiscal Year under this Section 5.05(a) shall be determined in accordance with Section 1.704-2(j)(2) of the Treasury Regulations. This Section 5.05(a) is intended to comply with the minimum gain charge-back requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided by Section 1.704-2(i)(4) of the Treasury Regulations, if during any Fiscal Year there is a net decrease in the Member Minimum Gain attributable to a Member Nonrecourse Debt, there shall be allocated (before any allocation for such Fiscal Year is made under this Section 5.05 (other than Section 5.05(a)) to each Member with a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (as determined under Section 1.704-2(i)(5) of the Treasury Regulations) items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in proportion to, and to the extent of such Member's share of the net decrease during such Fiscal Year in the Member Minimum Gain attributable to such Member Nonrecourse Debt (determined under Section 1.704-2(i)(4) of the Treasury Regulations). The items to be allocated for any Fiscal Year under this Section 5.05(b) shall be determined in accordance with
Section 1.704-2(j)(2) of the Treasury Regulations. This Section 5.05(b) is intended to comply with the partner minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. If during any Fiscal Year any Member unexpectedly receives any adjustment described in Section 1.704-1(b)(2)(ii)(d)(4) to the Capital Account maintained for him on the books of the Company, any allocation described in Section 1.704-1(b)(2)(ii)(d)(4), or any distribution described in Section 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations to such Member; there shall be allocated (before any allocation is made under this Section 5.05 (other than Sections 5.05(a) or 5.05(b)) to such Member items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Section 5.05 have been tentatively made as if this
Section 5.05(c) were not in this Agreement. Any allocation of income or gain for any Fiscal Year made under this Section 5.05(c) shall consist of a pro rata portion of each item of income of the Company (including gross income) and gain for such period (other than income or gain for such period allocated under Section 5.05(a) or Section 5.05(b)).

                  (d) Gross Income Allocation. If there is a deficit balance in the Capital Account of any Member at the end of any Fiscal Year which is in excess of the amount of such Member's Deficit Restoration Obligation at that time, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation to a Member pursuant to this Section 5.05(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such Deficit Restoration Obligation after all other allocations provided for in this Section 5.05 have been made as if Section 5.05(c) and this Section 5.05(d) were not in this Agreement.

                  (e) Section 754 Adjustments. To the extent an adjustment pursuant to Section 734(b) or Section 743(b) of the Code to the tax basis of any asset is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's Interest or as the result of the sale of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the company in the event Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the distributee in the event Section 1.704-1(b) (2)(iv)(m)(4) of the Treasury Regulations applies.

                  (f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated as determined by the Board of Directors in a manner that is consistent with the principles of Sections 1.704-1 and 1.704-2 of the Treasury Regulations.

                  (g) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

                  (h) Allocations of Issuance Items. Any Issuance Items shall be allocated among the Members so that, to the extent possible, the net amount of such Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each Member if such Items had not been realized.

         5.06 Curative Allocations. All Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of items in the nature of income, gain, expense, or loss pursuant to this Section 5.06. The Board of Directors shall make such offsetting special allocations in its discretion so that, after such offsetting allocations are made, the balance of the Capital Account maintained for each Member is, to the extent possible, equal to the balance such Member would have had with respect to such Capital Account if the Regulatory Allocations were not part of the Agreement and all items of the Company were allocated pursuant to Section 5.02 and Section 5.03. In exercising their discretion under this Section 5.06, the Board of Directors shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

         5.07 Other Allocation Rules.

                  (a) Allocations Where Members' Interests Vary. If during any taxable year of the Company there is a change in any Member's interest in the Company, then each Member's distributive share of each item of Company income, gain, loss and deduction shall be determined for federal income tax purposes as if the taxable year of the Company closed on the date of such change.

                  (b) Excess Nonrecourse Liabilities. Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" (within the meaning of Section 1.752-3(a) of the Treasury Regulations). To the extent that any Nonrecourse Liability is an Excess Nonrecourse Liability, the portion of such Excess Nonrecourse Liability equal to the excess, if any, of (x) the amount of any taxable gain that would be taxable to a Member under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of Company property) over
(y) the portion of the gain with respect to such property described in Section 1.752-3(a)(2) of the Treasury Regulations shall be allocated to such Member, and the remaining amount of such Excess Nonrecourse Liability shall be allocated among the Members in proportion to their Interests.

         [*]

         5.08 Allocation of Tax Items. For federal and state income tax purposes, Company income gain, loss, deduction and credit (or items thereof) for any Fiscal Year shall be allocated as follows:

                  (a) General Rule. Except as provided in Sections 5.08(b) and 5.08(c), all items of income, gain, loss, deduction and credit shall be allocated in the same manner as the correlative items are allocated under Sections 5.02, 5.03, 5.04(d), 5.06 and 5.07.

                  (b) Section 704(c) Considerations. Items of income, gain, loss and deduction with respect to any asset contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset to the Company for federal income tax purposes and the gross fair market value of such asset at the time of contribution. In the event the Gross Asset Value of any asset contributed to the capital of the Company is adjusted pursuant to
Section 4.06, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset to the Company for federal income tax purposes and the book value of such asset immediately following such revaluation in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder. Any elections or other decisions relating to allocations made pursuant to this
Section 5.08(b) shall be made by the Board of Directors in any manner that reasonably reflects the purposes and intentions of this Agreement.

                  (c) Recapture Income. For purposes of determining the character (as ordinary income or capital gain) of any taxable income of the Company, such portion of the taxable income of the Company which is treated as ordinary income attributable to the recapture of depreciation (or cost recovery) shall, to the extent possible, be allocated among the Members (or their successors in interest) in the same proportions that the depreciation (or cost recovery) deductions directly or indirectly giving rise to such income were previously allocated. This Section 5.08(c) shall not alter the amount of allocations to any Member but merely the character of income so allocated.

         [*]

         5.10 Amounts Withheld. All amounts withheld pursuant to the Code and the Treasury Regulations or any provision of any state or local tax law or the law of any foreign country or subdivision thereof with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to Section 5.09 for all purposes under this Agreement. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, or local government or foreign government or any subdivision thereof any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law or the law of any foreign country or subdivision thereof and shall allocate such amounts to the Members with respect to which such amount was withheld.

         5.11 Liability for Distributions. A Member who receives an erroneous distribution for the Company shall have no liability under the Act or any other applicable law for the amount of the erroneous distribution after the expiration of six (6) years from the date of the erroneous distribution unless an action to recover the distribution from such member is commenced prior to the expiration of such six- (6-) year period and an adjudication of liability against such Member is made in such action.

         5.12 Distributions in Kind. The Company shall have the right to compel a Member to accept a distribution of any asset in kind, whether or not the percentage of the asset distributed to him exceeds a percentage of that asset which is equal to the percentage in which he shares in distributions from the Company.


                                    ARTICLE 6
                                   MANAGEMENT

         6.01 Board of Directors. The Members shall act collectively through meetings of the "Board of Directors" with respect to the Company. The Board of Directors shall conduct its affairs in accordance with the provisions of this Agreement.

                  (a)      Directors.

                           (i) Designation.  [*]

                           (ii) Authority. Each Director shall have the full
authority to act on behalf of the Member that designated such Director; the action of a Director at a meeting (or through a written consent) of the Board of Directors shall bind the Member that designated such Director; and the other Members shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Director.

                           (iii) Disclaimer of Duties; Indemnification. Each
Director shall represent, and owe fiduciary duties to, only the Member that designated such Director (the nature and extent of such duties being an internal corporate affair of such Member), and not to the Company, the other Member or Directors, or any officer or employee of the Company. The provisions of Section
3.06 shall also apply to and inure to the benefit of each Member's Directors.

                           (iv) Compensation. Directors shall receive no
compensation for their service on the Board of Directors of the Company; provided that the Company shall pay out of pocket costs of attending meetings of the Board of Directors or otherwise incurred in connection with performance of duties on the Board of Directors. The Company shall also obtain directors and officers insurance in amounts as shall be determined by the Board of Directors.

                  (b) Chairman and Secretary. One of the Directors will be designated as Chairman of the Board of Directors to preside over meetings of the Board of Directors. [*]

                  (c) Procedures. The Secretary of the Board of Directors shall maintain written minutes of each of its meetings, which shall be submitted for approval no later than the next regularly scheduled meeting. The Board of Directors may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement or the Act.

                  (d) Frequency, Time and Place of Meetings. The Board of Directors shall meet quarterly, subject to more or less frequent meetings upon approval of the Board of Directors. Notice of, and an agenda for, all Board of Directors meetings shall be provided by the Chairman to the Members at least ten
(10) days prior to the date of each meeting, together with proposed minutes of the previous Board of Directors meeting (if such minutes have not been previously ratified). Special meetings of the Board of Directors may be called at such times, and in such manner, as any Member deems necessary. Any Member calling for any such special meeting shall notify the Chairman, who in turn shall notify the Members of the date and agenda for such meeting at least ten
(10) days prior to the date of such meeting. The Board of Directors may shorten such ten- (10-) day period. All meetings of the Board of Directors shall be held at a location selected by the Board of Directors. Attendance of a Member at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (e) Voting and Quorum. Except as otherwise set forth in
Section 6.03, no action may be taken at a meeting of the Board of Directors unless all Directors entitled to vote are present in person, by proxy or by telephone. Each Director shall be entitled to designate a proxy for one or more meetings which proxy shall have the full authority of such designating Director which proxy may be the other Director appointed by the same Member as the Director that executed the proxy. Except as otherwise set forth in Section 6.03, all action of the Board of Directors, except as otherwise specifically provided, shall be passed by the affirmative vote of all Directors.

                  (f) Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by each Director that could have taken the action at a meeting of the Board of Directors at which any Director entitled to vote on the action was represented and voted.

                  (g) Meetings by Telephone. Directors may participate in and hold such meeting by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (h) Subcommittees. The Board of Directors may create such subcommittees, delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

                  (i) Deadlocks. If there is a deadlock at the level of the Board of Directors, the Members agree to use their reasonable best efforts to attempt to resolve the deadlock within ten (10) Business Days after receiving notice from the Board of Directors of such deadlock. If the dispute or controversy cannot be amicably resolved, it shall be brought to the attention of the Mediators, who shall, as mediators in good faith, use their best efforts to find an amicable solution. While any Board of Directors deadlock is pending, the Company and its business shall continue to be operated without interruption in a manner most likely to continue its operations in the ordinary course of business.

                  (j) Officers. The Board of Directors may designate one or more Persons to be Officers of the Company. Any Officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Board of Directors may specifically delegate to them and shall serve at the pleasure of the Board of Directors. [*]

         [*]

         6.03 Special Board Consents. Notwithstanding Sections 6.01 and 6.02, the following actions require the consent of the Board of Directors as described in this Section 6.03.

         [*]

         6.04 Indemnification.

                  (a) By Member. Each Member shall indemnify, protect, defend, release and hold harmless the Company, any other Members and such Member's Directors, Affiliates and respective directors, officers, employees and agents from and against any Claims asserted by or on behalf of any Person (including another Member) that arise out of, relate to or are otherwise attributable to, directly or indirectly, a Default by the indemnifying Member or its Affiliates, any Pre-Transfer Liability of the indemnifying Member or its Affiliates or the gross negligence or willful misconduct of the indemnifying Member or its Directors, Affiliates and respective directors, officers, employees and agents in connection with this Agreement.

                  (b) By the Company. The Company shall indemnify, protect, defend, release and hold harmless each Member, and such Member's Directors, Affiliates and respective directors, officers, employees and agents from and against any Claims asserted by or on behalf of any Person that arise out of, relate to or are otherwise attributable to, directly or indirectly, any act or omission of the Company, except for a Default by the indemnified Member or its Affiliates, [*], or the gross negligence or willful misconduct of the indemnified Member or its Directors, Affiliates and respective directors, officers, employees and agents in connection with this Agreement. [*]

                  (c) Procedures. Promptly upon receipt by an indemnified party of notice of any claim or the commencement of any action for which indemnity may be sought hereunder, the indemnified party shall notify the indemnifying party in writing of the claim or the commencement of such action, attaching to such notice a copy of the claim or judicial pleading received. The indemnifying party shall be entitled to participate in the defense of any such claim or action that may be brought against the indemnified party, and may elect, by notice to the indemnified party within a reasonable time following notification by the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action; provided, however, that if the indemnified party has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it if, in the indemnifying party's sole reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel due to a conflict of interest and, in that event, the reasonable fees and expenses of such separate counsel shall thereafter be paid by the indemnifying party. The parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action.

         6.05 Arbitration. The Members agree that in connection with any claim under this Agreement as to whether a Member is in Default that the Members shall use their best efforts to settle any such claim by mutual agreement in accordance with the following principles set forth in this Section 6.05. If the claim cannot be amicably resolved, it shall be brought to the attention of the Mediators, who shall, as mediators in good faith, use their best efforts to find an amicable solution. [*]


                                    ARTICLE 7
                                      TAXES

         7.01 Tax Returns. The Board of Directors shall prepare (or cause to be prepared) and timely file (on behalf of the Company) all federal, state, local and foreign tax returns required to be filed by the Company. Each Member shall furnish to the Board of Directors all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company' tax returns to be timely prepared and filed. The Company will provide to any Member upon such Member's request estimates of taxable income of the Company allocable to such Member. The Company shall bear the costs of the preparation and filing of its returns, including the costs of any audit of its returns by any Governmental Authority.

         7.02 Tax Elections. The Company shall make such tax elections as the Board of Directors may deem appropriate, including an election pursuant to Code
Section 754 to adjust the basis of the Company's properties. Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of this Agreement (including Section 2.07) shall be construed to sanction or approve such an election.

         7.03 Tax Matters Member.

                  (a) [*] is hereby designated as "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall inform the other Members of all matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to the other Members copies of all written communications it may receive in that capacity.

                  (b) The Tax Matters Member shall take no action without the consent of [*], which consent shall not be unreasonably withheld. Any reasonable cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.


                                    ARTICLE 8
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01 Maintenance of Books. The Board of Directors shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board of Directors complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Members and the Board of Directors, and any other books and records that are required to be maintained by applicable Law. The Company's books and records shall be kept separate from the books and records of any other Person, and otherwise in a manner determined by the Board of Directors to be most beneficial for the Company. The books of account of the Company shall be (i) maintained on the basis of a Fiscal Year that ends May 31, (ii) maintained on an accrual basis in accordance with generally accepted accounting principles, consistently applied, and (iii) audited by the Certified Public Accountants at the end of each Fiscal Year.

         8.02 Reports.

                  (a) With respect to each Fiscal Year, the Board of Directors shall cause to be prepared and delivered to each Member:

                           (i) Within sixty (60) days after the end of such Fiscal Year a profit and loss statement and a statement of cash flows for such year, a balance sheet and a statement of each Member's Capital Account as of the end of such year, together with agreement of such statements by the Certified Public Accountants, and within seventy-five
         (75) days after the end of such Fiscal Year, audited financial statements along with an audit opinion of the Certified Public Accountants; and

                           (ii) Such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member within three and a half months following the end of each Fiscal Year of its income tax return with respect to such year.

                  (b) By the day which is within ten (10) Business Days after the end of each calendar month, the Board of Directors shall cause to be prepared and delivered to each Member an estimated profit and loss statement, a statement of cash flows and a balance sheet for such month (provided that the Board of Directors may change the financial statements required by this Section 8.02(b) to a quarterly basis or make such other change therein as it may deem appropriate).

                  (c) Within thirty (30) days after the end of each fiscal quarter, the Board of Directors shall cause to be prepared and delivered to each Member, with an appropriate certificate of the Person authorized to prepare the same (provided that the Board of Directors may make such changes to the financial statements required by this Section 8.02(c):

                           (i) A profit and loss statement and a statement of cash flows for such quarter (including sufficient information to permit the Members to calculate their tax accruals), for the portion of the Fiscal Year then ended;

                           (ii) A balance sheet and a statement of each Member's Capital Account as of the end of such quarter and the portion of the Fiscal Year then ended;

                           (iii) A statement comparing the actual financial status and results of the Company as of the end of or for such quarter and the portion of the Fiscal Year then ended with the budgeted or forecasted status and results as of the end of or for such respective periods; and

                           (iv) A description and analysis of the Company's performance during such period.

                  (d) The Board of Directors shall also cause to be prepared and delivered to each Member such other reports, forecasts, studies, budgets and other information as the Board of Directors may request from time to time.

         8.03 Access to Information. Each Member shall be entitled to receive any information that it may reasonably request concerning the Company; provided, however, that this Section 8.03 shall not obligate the Company or the Board of Directors to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf. Moreover, the Member making the request shall indemnify the Company and the other Members for any and all Claims arising out of or related to any activities of the requesting Member's agent, employee, independent public accountant, engineer, attorney or other consultant while present at and traveling to and from the facilities of the Company. Confidential Information obtained pursuant to this
Section 8.03 shall be subject to the provisions of Section 8.04.

         8.04 Confidential Information.

                  (a) Except as permitted by Section 8.04(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates, and
(ii) each Member shall use the Confidential Information only in connection with the business of the Company.

                  (b) Notwithstanding Section 8.04(a), but subject to the other provisions of this Section 8.04, a Member may make the following disclosures and uses of Confidential Information:

                           (i) disclosures to the other Members in connection with the Company;

                           (ii) disclosures and uses that are approved by the Board of Directors;

                           (iii) disclosures to a Wholly-Owned Affiliate of such Member, if such Wholly-Owned Affiliate has agreed to abide by the terms of this Section 8.04;

                           (iv) disclosures to a Person that is not a Member or a Wholly-Owned Affiliate of a Member, (x) if such Person is an attorney or accountant who has been retained to provide services by the Member in connection with the Company or such Member's Membership Interest and has agreed to abide by the terms of this Section 8.04 and other third parties or (y) upon the written consent of the Board of Directors, which consent shall not to be unreasonably withheld;

                           (v) disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law or securities exchange requirements; provided, however, that prior to any such disclosure, such Member shall, to the extent legally permissible:

                                    (A) provide the Board of Directors with
                  prompt notice of such requirements so that the other Members may seek a protective order or other appropriate remedy or waive compliance with the terms of Section 8.04(a);

                                    (B) consult with the Board of Directors on
                  the advisability of taking steps to resist or narrow such disclosure; and

                                    (C) cooperate with the Board of Directors
                  and with the other Members in any attempt any of them may make to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (I) to furnish only that portion of the Confidential Information that the other Members are advised by counsel to the disclosing Member is legally required and (II) to exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

                  (c) Each Member shall take such precautionary measures as may be required to ensure (and such Member shall be responsible for) compliance with this Section 8.04 by any of its Affiliates, and its and their directors, officers, employees and agents, and other Persons to which it may disclose Confidential Information in accordance with this Section 8.04.

                  (d) The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Section 8.04, the continuation of which unremedied breach will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach of any of the provisions of this Section 8.04 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.

         8.05 Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board of Directors. All withdrawals from any such depository shall be made only as authorized by the Board of Directors and shall be made only by check, wire transfer, debit memorandum or other written instruction.


                                    ARTICLE 9
                     DISSOLUTION, WINDING-UP AND TERMINATION

         9.01 Default. [*]

         9.02 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"): [*]

         9.03 Winding-Up and Termination.

                  (a) On the occurrence of a Dissolution Event pursuant to Sections 9.02(a), (b) or (c) above, the Board of Directors shall select one Member to act as liquidator. On the occurrence of a Dissolution Event pursuant to Section 9.02(d) above, the non-bankrupt or non-insolvent Member shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The reasonable costs of winding up shall be borne as a Company expense. Following the occurrence of a Dissolution Event, there shall be no new advances of equity or debt capital by any Member without the unanimous consent of the Members. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. [*]

         9.04 Deficit Capital Accounts. Except with respect to any unpaid balance of a Member's Initial Contribution or any Additional Contribution in accordance with the provisions of Sections 4.01(a) and 4.01(b) hereof, no Member will be required to pay to the Company, to the other Members or to any third party any deficit balance that may exist from time to time in the Member's Capital Account.

         9.05 Certificate of Cancellation. On completion of the distribution of the Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or other applicable Law.


                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.01 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes to the Company that are past due may be deducted from that sum before payment.

         10.02 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         10.03 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A attached hereto, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent by the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         10.04 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         10.05 Entire Agreement; Superseding Effect. This Agreement and the Affiliate Agreements set forth on Exhibit B hereto, constitute the entire agreement of the Members and their Affiliates relating to the Company and the transactions contemplated hereby and supersede all provisions and concepts contained in all prior contracts or agreements between the Members or any of their Affiliates with respect to the Company and the transactions contemplated hereby, whether oral or written, including, without limitation, that certain Limited Liability Company Agreement of the Company, dated as of November 9, 2005, between the Members.

         10.06 Publicity. Each Member agrees that it shall not (and shall cause its Affiliates not to), without the unanimous consent of the Board of Directors, issue a press release or have any contact with or respond to the news media, except as required by securities or similar Laws or securities exchange requirements applicable to a Member and its Affiliates. Any press release by a Member or its Affiliates shall be subject to review and approval by the Board of Directors, except in circumstances in which time deadlines imposed by securities or similar Laws or securities exchange requirements applicable to a Member and its Affiliates make it impractical for such Member to comply with the foregoing provisions.

         10.07 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has expired.

         10.08 Amendment or Restatement. This Agreement or the Delaware Certificate may be amended or restated by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Board of Directors.

         10.09 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

         10.10 Governing Law; Severability. This Agreement is governed by the Law of the State of Delaware. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         10.11 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions. In addition, each Member agrees to cooperate with any other Member in making reasonably requested changes in the tax and reporting provisions of this Agreement to accommodate the tax status of such Member, provided that no such change shall have an adverse impact on the interests of the cooperating Member under this Agreement and further provided any costs incurred by the Company or cooperating Member in connection therewith shall be borne by the requesting Member.

         10.12 Creditors and Other Third Parties. None of the provisions of this Agreement are made for the benefit of, or shall be enforceable by, any creditor of the Company or any other Person who is not a Member.

         10.13 Relationship of this Agreement and the Certificate of Formation. If a provision of this Agreement differs from a provision of the Certificate of Formation, then to the extent allowed by Law this Agreement will govern.

         10.14 Relationship of this Agreement to the Default Rules. Regardless of whether this Agreement specifically refers to particular Default Rules, (i) if any provision of this Agreement conflicts with a Default Rule, such provision shall control and the Default Rule shall be modified or negated accordingly; and
(ii) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, such Rule shall be modified or negated accordingly.

         10.15 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                [Remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.


                                           DIAMOND INNOVATIONS, INC.



                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________





                                           LAZARE KAPLAN INTERNATIONAL INC.



                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                               Schedule 6.01(a)(i)

                                    Directors

                  [*]

                                    EXHIBIT A

                                     Members


---------------------------------------- ------------------- ------------------

                                          Initial Capital       Membership
Name and Address                            Contribution         Interests
---------------------------------------- ------------------- ------------------
Diamond Innovations, Inc.                                            [*]
6325 Huntley Road                         [*]                    Membership
Worthington, OH 43085                                            Interests
Attn: Tanya Fratto
---------------------------------------- ------------------- ------------------
Lazare Kaplan International, Inc.         [*]                       [*]
                                                                 Membership
19 West 44th Street                                              Interests
New York, NY 10036
---------------------------------------- ------------------- ------------------

                                    EXHIBIT B



         List of Affiliate Agreements (each dated as of the date hereof)
         ---------------------------------------------------------------


                                       [*]

                                    EXHIBIT C



                                Funding Agreement
                                -----------------


                                       [*]

                                    EXHIBIT D



                             Performance Thresholds
                             ----------------------



                                       [*]






                           STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as................................ 'TM'